UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

EDISON INTERNATIONAL

(Exact name of registrant as specified in its charter)

California	001-9936	95-4137452
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2244 Walnut Grove Avenue

(P.O. Box 976)

Rosemead, California 91770

(Address of principal executive offices, including zip code)

(626) 302-2222

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2026, the Board of Directors (the “Board”) of Edison International (“EIX”) increased the size of the Board from 11 to 12 members and elected M. Susan Hardwick as an independent director of EIX, effective April 23, 2026. Ms. Hardwick will serve on the Audit and Finance Committee of the Board and the Compensation and Executive Personnel Committee of the Board (“Compensation Committee”).

In connection with her service, Ms. Hardwick will be compensated as a non-employee director pursuant to the EIX and Southern California Edison (“SCE”) Director Compensation Schedule.

On April 23, 2026, EIX also announced the following executive changes:

●	Maria Rigatti, Executive Vice President and Chief Financial Officer of EIX, will resign from her position as Chief Financial Officer of EIX effective July 3, 2026 and retire from EIX effective September 1, 2026. Ms. Rigatti will continue as an Executive Vice President of EIX through her retirement date.
●	Aaron D. Moss, age 55, currently Senior Vice President and Chief Financial Officer of SCE, has been elected to serve as Executive Vice President and Chief Financial Officer of EIX, effective at the close of business on July 3, 2026. Mr. Moss has served as Senior Vice President and Chief Financial Officer of SCE since 2022, and previously served as Vice President and Controller of EIX from 2016 to 2022 and SCE from 2017 to 2021.

In connection with Mr. Moss’s appointment, the Compensation Committee approved the following compensation actions:

●	Mr. Moss’s annual salary will be $730,000, effective July 4, 2026.
●	Mr. Moss’s target annual incentive amount under the EIX Executive Incentive Compensation Plan (“EICP”) will continue to be determined as a percentage of his annual base salary, with the maximum annual incentive amount being two times the target annual incentive amount. Mr. Moss’s new target annual percentage will be 85%, effective July 4, 2026. The amount payable under the EICP with respect to 2026 will be prorated to reflect this mid-year adjustment.
●	Mr. Moss’s 2026 long-term incentive awards under the EIX 2007 Performance Incentive Plan will be supplemented, effective September 30, 2026, by an additional long-term incentive award with a grant date fair value of approximately $603,196, with such value allocated 25% to EIX non-qualified stock options, 25% to EIX restricted stock units and 50% to EIX performance shares, all subject to the same terms and conditions as the long-term incentive awards previously granted to Mr. Moss in 2026.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2026, the Board amended the Bylaws of EIX to (i) explicitly state the Board may designate an officer to function as, and perform the duties of, any Designated Officer listed in Article IV, Section 1 without conferring the specific title upon such officer; (ii) modify the description of the Chief Financial Officer’s duties in Article IV, Section 11 to note the Chief Financial Officer shall perform the duties of the Controller or the Treasurer under the circumstances described therein; (iii) modify the description of the Controller’s duties in Article IV, Section 15 to note the Controller shall perform the duties of the Chief Financial Officer under the circumstances described therein; and (iv) modify the description of the Treasurer’s duties in Article IV, Section 17 to remove language that previously stated the Treasurer shall perform the duties of the Chief Financial Officer in such officer’s absence or disability.

The foregoing description of the amendments to the Bylaws of EIX is qualified in its entirety by reference to the revised Bylaws, which are filed as Exhibit 3.1 to this report and are incorporated herein by reference.

Item  7.01Regulation FD Disclosure

EIX issued a press release announcing the election of Ms. Hardwick to the Board (furnished as Exhibit 99.1 to this report).

Item  9.01Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

3.1	EIX Bylaws, as amended effective April 23, 2026.

99.1	EIX Press Release re: Election of Director dated April 23, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Kara G. Ryan
Kara G. Ryan
Vice President, Chief Accounting Officer and Controller

Date: April 23, 2026